UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)
April 29, 2009

CITY HOLDING COMPANY
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-11733

West Virginia	55-0619957
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

25 Gatewater Road, Cross Lanes, WV 25313
(Address of Principal Executive Offices, Including Zip Code)

304-769-1100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation Committee recommended, and the Board of Directors of City Holding Company (the “Company”) approved, on April 29, 2009, grants of restricted stock pursuant to the City Holding Company 2003 Incentive Plan to certain of the Company’s executive officers, including the Company’s principal executive officer.  The schedule below indicates the number of restricted shares granted for the affected executive officers:

Name	Title	Shares Granted
Charles R. Hageboeck	President & CEO	22,250
Craig G. Stilwell	Executive Vice President, Retail Banking	10,125
John A. DeRito	Executive Vice President, Commercial Banking	8,375

A copy of the form of Restricted Stock Award Agreement for these April 29, 2009 awards is attached to this report on Form 8-K as Exhibit 10(p) and is incorporated herein by reference.

Regular vesting of shares under the Restricted Stock Award Agreements will occur as follows:

	April 30, 2016	April 30, 2017	April 30, 2018	April 2019
Charles R. Hageboeck	2,000	4,000	6,000	10,250
Craig G. Stilwell	2,000	2,500	2,700	2,925
John A. DeRito	2,000	2,000	2,500	1,875

The Restricted Stock Award Agreements also provide for cumulative vesting, in the event of an involuntary termination of employment following a change of control, according to the following schedule:

Cumulative Vesting

	On or Before April 30, 2010	May 1, 2010 to April 30, 2011	May 1, 2011 to April 30, 2012	May 1, 2012 to April 30, 2013	After May 1, 2013
Charles R. Hageboeck	4,450	8,900	13,350	17,800	22,250
Craig G. Stilwell	2,025	4,050	6,075	8,100	10,125
John A. DeRito	1,675	3,350	5,025	6,700	8,375

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit 10(p)	Form of Restricted Stock Award Agreement

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Dated: May 5, 2009	City Holding Company

By:	/s/ David L. Bumgarner
David L. Bumgarner
Chief Financial Officer